Exhibit 10.35

FIRST ADDENDUM TO LEASE

THIS FIRST AMENDMENT TO LEASE is entered as of the 9th day of March 2005, by and between S&F HUNTINGTON MILLENNIUM LLC (hereinafter referred to as the “LESSOR”) and SEEBEYOND TECHNOLOGIES CORP., INC. (hereinafter referred to as the “LESSEE”) with reference to the following facts and circumstances:

A.                                   Lessor and Lessee entered that certain Standard Multi-Tenant Office Lease -Gross, dated October 9, 2000, regarding 57,481 rentable square feet of space (the “Existing Space”) located at 181 West Huntington Drive, Monrovia, Los Angeles County, California.

B.                                     Lessor and Lessee mutually desire and agree that the Premises subject to the Lease be decreased to 39,443 rentable square feet of space in the building located at the project as outlined in “1st Floor, Exhibit A-1” and “2nd Floor, Exhibit A-2” attached hereto effective June 1, 2005 and further mutually desire and agree that said Premises shall be decreased to 25,255 rentable square feet of space on the ground floor of the building located at the project as outlined in “1st Floor Exhibit B” attached hereto effective February 1, 2006.

C.                                     Lessor and Lessee further desire that the term of the Lease shall be extended Five (5) years from the original expiration date.  Lessor and Lessee agree that the new expiration date of the Lease shall be January 31, 2011.  The Lessee shall be able to terminate the lease on July 31, 2008 by notifying the Lessor prior to October 31, 2007 and paying $7,500 prior to July 31, 2008.

D.                                    Lessor shall pay to Cresa Partners 4% commission on the first 30 months of the lease by February 1, 2006.  Lessor shall pay to Cresa Partners 4% on the final 30 months by August 1, 2008, if and only if SeeBeyond continues their occupancy through the remaining term of the lease.

E.                                      Lessor shall modify ground floor space of their suite as per “1st Floor Exhibit B” attached to be completed by April 25, 2005.

F.                                      Lessee shall be offered the “Parsons” space at the same per square foot terms as the first floor, if and when Parsons vacates.  The Lessee shall have 10 business days to provide Lessor their decision.

G.                                     Parking as described in Paragraph 1.29b) shall be amended to coincide with dates of decreasing usable square footage as noted below.

H.                                    Lessee shall allow Lessor total access to upstairs suite beginning the day after the announcement of Lessee’s 1st quarter earnings, and partial access up until that point.

NOW, THEREFORE, in consideration of the Premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

Effective June 1, 2005 (the “Effective Date”), Paragraph 1.2 of the Lease shall be amended to the new rentable square footage of “39,443”.

Effective February 1, 2006 (the “Effective Date”), Paragraph 1.2 of the Lease shall be amended to the new rentable square footage of “25,255”.

Effective June 1, 2005 (the “Effective Date”), the (“Term”) of the Lease, Paragraph 1.3 shall be amended to reflect a new expiration date of January 31, 2011.

Effective June 1, 2005 (the “Effective Date”), Paragraph 1.2(b) shall be amended to the new number of parking stalls of one hundred twenty nine stalls (129) Monday-Friday and eighty-five (85) Saturday-Sunday.

Effective February 1, 2006 (the “Effective Date”), Paragraph 1.2(b) shall be amended to the new number of parking stalls of seventy-nine (79) Monday-Friday and fifty-two (52) Saturday-Sunday.

From and after the Effective Date, Base Rent per month under the Lease shall equal the following:

06/01/05 – 01/31/06	($2.19 per RSF)	=	$86,380.17
02/01/06 – 01/31/07	($2.06 per RSF)	=	$52,000.00
02/01/07 – 01/31/08	(3% increase)	=	$53,560.00
02/01/08 – 01/31/09	(3% increase)	=	$55,167.00
02/01/09 – 01/31/10	(3% increase)	=	$56,822.00
02/01/10 – 01/31/11	(3% increase)	=	$58,264.00

Except as expressly amended hereby, the Lease shall remain in full force and effect.  All capitalized terms used, but not defined, herein shall have the meanings ascribed to them in the Lease.  Unless expressly provided otherwise, all paragraph references herein shall be to paragraphs of the Lease.

IN WITNESS WHEREOF, Lessor and Lessee have executed this First Amendment to Lease as of the day and year first above written.

Executed at on , 2005
LESSOR:	FOOTHILL TECHNOLOGY CENTER LLC

By:	/s/ BLAINE P. FETTER
Blaine P. Fetter, Manager

Executed at Monrovia CA on March 14, 2005
LESSEE:	SEEBEYOND TECHNOLOGIES CORP., INC.

By:	/s/ BARRY J. PLAGA